UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 20, 2015

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

333-153381

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

601 N. Parkcenter Drive, Suite 103

Santa Ana, California 92705

(Address of principal executive offices)

(714) 462-4880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2015 BioCorRx, Inc. (“BioCorRx” or the “Company”) entered into a Sales Agency Agreement (“Agreement”) with Myriad Medical Marketing (“Representative”), a California corporation. Pursuant to the Agreement, the Company will grant Representative the exclusive rights to represent and market the Start Fresh Program (“SF Program”) directly to Physicians Business Solutions (“PBS”), a Georgia Limited Liability Company, its clients and medically integrated Wellness Centers (“Wellness Centers”) throughout the United States. The Representative will become the exclusive sales agent for BioCorRx within the Wellness Center category across the United States with the exception of licensee owned territories. The SF Program is a comprehensive addiction program which includes life coaching (14-16 sessions), coupled with the Naltrexone Implant Product. The implant is tailored specifically for each individual’s psycho-social recovery from addiction and is designed to promote a drug and alcohol-free lifestyle. The above is a brief description of the Agreement and is qualified in its entirety by the full text of the Agreement, which is attached as Exhibit 10.1 this Current Report.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of the Company, dated March 24, 2015, related to this transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Sales Agency Agreement, by and between the Company and Myriad Medical Marketing, dated March 20, 2015*

99.1	Press Release issued by the Company, dated March 24, 2015

* A portion of Exhibit 10.1 has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCORRX INC.

Date: March 24, 2015	By:	/s/ Lourdes Felix
Lourdes Felix Chief Financial Officer and Director